                              SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No._______)


      Filed by the Registrant/X/)
      Filed by a Party other than the Registrant / /
      Check the appropriate box:
/ /        Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/)       Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Section 240.14a-11(c) or
           Section 240.14a-12

                           MICROWARE SYSTEMS CORPORATION
                  (Name of Registrant as Specified In Its Charter)

                                ------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/)       No fee required.

   / /        Fee computed on table below per Exchange Act
              Rules 14a-6(i)(1) and 0-11.

              (1) Title of each class of securities to which transaction applies:

              (2) Aggregate number of securities to which transaction applies:

              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              (4)    Proposed maximum aggregate value of transaction:

              (5)    Total fee paid:

   / /        Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)    Amount Previously Paid:

           (2)    Form, Schedule or Registration Statement No.:

           (3)    Filing Party:

           (4)    Date Filed: ________

                          MICROWARE SYSTEMS CORPORATION

                                ------------------

                                1500 NW 118TH STREET
                               DES MOINES, IOWA 50325

                                                                  July 29, 1999

Notice of Annual Shareholders Meeting:

     You are hereby notified that the Annual Meeting of Shareholders of Microware Systems Corporation (the "Company") will be held at the Four Points Hotel Sheraton, 11040 Hickman Road, Clive, Iowa 50325, at 10:00 a.m. local time, on Tuesday, September 14, 1999, for the following purposes:

     1. To elect three Class I Directors to hold office until the 2002 Annual Meeting.

     2. To consider a proposal to approve the Microware Systems Corporation 1999 Stock Purchase Plan.

     3. To consider a proposal to ratify the selection of KPMG Peat Marwick LLP as independent public accountants of the Company for the fiscal year ending March 31, 2000.

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 13, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     You are invited to attend the Annual Meeting in person. Whether or not you expect to be present in person at the Meeting, please date, sign and return the enclosed proxy in the envelope provided.

                              By Order of the Board of Directors

                              GEORGE E. LEONARD
                              SECRETARY

                          MICROWARE SYSTEMS CORPORATION
                               1500 NW 118TH STREET
                              DES MOINES, IOWA 50325

                                ------------------

                        1999 ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 14, 1999

                                ------------------

                                 PROXY STATEMENT
                                     GENERAL

     This Proxy Statement and the accompanying proxy are furnished to shareholders of Microware Systems Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1999 Annual Meeting of Shareholders (the "Meeting") to be held at the Four Points Hotel Sheraton, 11040 Hickman Road, Clive, Iowa, at 10:00 a.m. local time, on Tuesday, September 14, 1999, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Shareholders for the fiscal year ended March 31, 1999, are expected to be mailed to shareholders on or about July 29, 1999.

     Shareholders of record at the close of business on July 13, 1999 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 14,944,942 shares of Common Stock, no par value (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether or not a quorum is present. Neither the Company's Articles of Incorporation, By-laws nor Iowa law determines the treatment and effect of abstentions and broker non-votes. The election inspectors will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     Properly executed proxies will be voted in the manner directed by the shareholders. If no direction is made, such proxies will be voted FOR the election of the three nominees named under the caption "Election of Directors" as set forth therein as Directors of the Company, FOR the adoption of the Microware Systems Corporation 1999 Stock Purchase Plan and FOR the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants. Any proxy may be revoked by the shareholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above address) or at the Meeting if the shareholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented to the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

     The information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of July 13, 1999.

                        HOLDINGS OF SHAREHOLDERS, DIRECTORS
                               AND EXECUTIVE OFFICERS

     The following table sets forth, as of July 13, 1999, the name, address and holdings of each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, and the amount of Common Stock beneficially owned by each of the Directors, Named Executive Officers (defined herein) and executive officers of the Company and by all Directors and executive officers of the Company as a group.

                                                                AMOUNT AND            PERCENT
                                                                 NATURE OF              OF
         NAME OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP(1)      CLASS
         ------------------------                         ----------------------      -------
EXECUTIVE OFFICERS AND DIRECTORS
Kenneth B. Kaplan . . . . . . . . . . . . . . .                4,698,107(2)              31.4
M. Denis Connaghan  . . . . . . . . . . . . . .                   93,200(3)                 *
George E. Leonard . . . . . . . . . . . . . . .                   25,000(3)                 *
Shigehiro Ishibashi . . . . . . . . . . . . . .                       --                   --
Martin Allen  . . . . . . . . . . . . . . . . .                   12,000(3)                 *
Kent E. Thompson  . . . . . . . . . . . . . . .                    8,550(3)                 *
James H. Boswell  . . . . . . . . . . . . . . .                       --                   --
Derek South . . . . . . . . . . . . . . . . . .                       --                   --
Arthur Don  . . . . . . . . . . . . . . . . . .                   40,100(3)                 *
James A. Gordon . . . . . . . . . . . . . . . .                  748,639(4)               5.0
Daniel P. Howell  . . . . . . . . . . . . . . .                  748,639(5)               5.0
Dennis E. Young . . . . . . . . . . . . . . . .                   16,000(3)                 *
Robert W. Bigony  . . . . . . . . . . . . . . .                2,358,720(6)(7)           15.0
All executive officers and directors as a group
    (12 persons)(2)(3)(4)(5)(6)(7)(8) . . . . .                8,748,955                 54.8
                                                          ----------------------      -------
OTHER FIVE PERCENT SHAREHOLDERS
Lawrence A. Crane . . . . . . . . . . . . . . .                  899,892                  6.0
    1500 N.W. 118th Street
    Des Moines, IA 50325
Motorola, Inc.(6)(7)  . . . . . . . . . . . . .                2,358,720                 15.0
    1303 East Algonquin Road
    Schaumburg, Illinois 60196
Edgewater Private Equity Fund, L.P.(4). . . . .                  748,639                  5.0
    666 Locust Street
    Des Moines, Iowa 50309
Mesirow Capital Partners VI(5). . . . . . . . .                  748,639                  5.0
    350 North Clark Street
    Chicago, Illinois 60610

-----------------
   * Less than 1% of the outstanding Common Stock.

(1) Unless otherwise indicated in the footnotes to this table, the Company believes the persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected in this table.

(2)  Includes 7,600 shares held by Mr. Kaplan as custodian.

(3) Comprises options which are currently exercisable or which are deemed currently exercisable, and, in the case of Messrs. Leonard, Thompson and Don, includes 1,000, 550 and 100 shares, respectively, which are directly owned.

(4) Mr. Gordon is President of Gordon Management, Inc., which is General Partner of Edgewater Private Equity Fund, L.P., the direct beneficial owner of such shares.

(5) Mr. Howell is Senior Managing Director of Mesirow Private Equity Investments, Inc., an affiliate of the corporate general partner of Mesirow Capital Partners VI, which is the direct beneficial owner of such shares.

(6) Mr. Bigony is Senior Vice President and President, North American Region, of Motorola, Inc. ("Motorola"). Motorola is the direct beneficial owner of such shares. Mr. Bigony disclaims beneficial ownership of such shares.

(7) Includes 832,488 warrants deemed currently exercisable at an exercise price of $10.81 per share. Of such warrants, 277,496 became exercisable on August 1, 1997 and expire July 31, 1999. An additional 277,496 of such warrants became exercisable on August 1, 1998. The remaining 277,496 warrants will become exercisable on August 1, 1999.

(8)  Does not include Mr. South who resigned from the Company in February 1999.


                               ELECTION OF DIRECTORS

     Three Directors are to be elected by a plurality of the shareholder votes cast at the Meeting, to serve until the 2002 Annual Meeting of Shareholders and until their successors shall be elected and shall qualify. The Class I Directors, Kenneth B. Kaplan, Martin Allen and Daniel P. Howell, are nominees at this Meeting. The Class II Directors, James A. Gordon and Robert W. Bigony, are scheduled to serve as Directors until the 2000 Annual Meeting. The Class III Directors, Arthur Don and Dennis E. Young, are scheduled to serve until the 2001 Annual Meeting. The Articles of Incorporation provide that three directors will serve in each of the three classes. Effective December 31, 1998, Mr. Robert L. Growney resigned as a director of the Company causing there to be only two directors in Class II. In May 1999, the Board appointed Mr. Robert W. Bigony to replace Mr. Growney.
 Also in May 1999, the Board filled the vacancy in Class I by appointing Mr. Martin Allen as a Class I Director. M. Denis Connaghan resigned as a Class II director effective July 21, 1999. There are now only two directors in Class II and Class III. The Board is currently considering potential nominees for these vacancies.

                                        PRINCIPAL OCCUPATION(S)
                                      DURING THE PAST FIVE YEARS              DIRECTOR OF
         NAME            AGE        AND OTHER PUBLIC DIRECTORSHIPS           COMPANY SINCE
         ----            ---        ------------------------------           -------------
Kenneth B. Kaplan       46     Mr. Kaplan has been Chairman of the Board          1977
                               of Directors, President and Chief
                               Executive Officer of the Company since it
                               was founded in 1977.  Mr. Kaplan was one
                               of the principal designers of the OS-9
                               real time operating system.  Mr. Kaplan is
                               a trustee of Drake University and Buena
                               Vista University.

Martin Allen            46     Mr. Allen has served as Managing Director          1999
                               of European Operations since January 1996,
                               where he is responsible for overall
                               business activities for the Company's
                               United Kingdom, German and French
                               operations.  From 1993 to 1995, he was
                               Managing Director of Microware U.K.

Daniel P. Howell        46     Mr. Howell is Senior Managing Director of          1994
                               Mesirow Private Equity Investments, Inc.,
                               an affiliate of the corporate general
                               partner of Mesirow Capital Partners VI, a
                               venture capital partnership.  Mr. Howell
                               also is currently a director of IMNET
                               Systems, Inc.

     THE ENCLOSED PROXIES CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN THREE, THE NUMBER OF NOMINEES NAMED IN THIS PROXY STATEMENT.

     The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend. Information about the Directors whose terms of office will continue after the Annual Meeting is set forth in the following paragraphs:

DIRECTORS WHOSE TERMS EXPIRE IN 2000

JAMES A. GORDON, AGE 49                                    DIRECTOR SINCE 1994

     Mr. Gordon currently is President of Gordon Management, Inc., an investment management company based in Chicago, Illinois, which was founded in 1992. Gordon Management, Inc. serves as the General Partner of Edgewater Private Equity Fund, L.P., Edgewater Private Equity Fund II, L.P., and Edgewater Private Equity Fund III, L.P., venture capital partnerships. From 1971 to 1992, Mr. Gordon was the President of Gordon Wholesalers, Inc., a grocery and tobacco wholesaler.

ROBERT W. BIGONY, AGE 57                                   DIRECTOR SINCE 1999

     Mr. Bigony was appointed a Director as the designee of Motorola pursuant to the Stock and Warrant Purchase Agreement between the Company and Motorola dated July 3, 1995. Mr. Bigony has been Senior Vice President and President, North American Region, of Motorola, which he joined in 1966. Mr. Bigony also serves on the Board of Directors of the American Electonics Association.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

ARTHUR DON, AGE 45                                         DIRECTOR SINCE 1994

     Mr. Don has been a member of the law firm of D'Ancona & Pflaum LLC, Chicago, Illinois, counsel to the Company, since 1985.

DENNIS E. YOUNG, AGE 56                                    DIRECTOR SINCE 1994

     Mr. Young is Executive Vice President and Chief Financial Officer and a director of Norwest Financial Inc., a financial services firm headquartered in Des Moines, Iowa, which he joined in 1984.

DIRECTOR COMMITTEES

     The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation Committee.

     The Executive Committee is empowered to act with all authority granted to the Board of Directors between meetings, except with respect to those matters required by Iowa law or by the Company's By-laws to be subject to the power and authority of the full Board of Directors. Messrs. Kaplan (Chair) and Gordon currently serve on the Executive Committee. During the 1999 fiscal year, the Executive Committee held one (1) meeting and acted by unanimous consent on one (1) occasion.

     The functions of the Audit Committee are to:

     - recommend annually to the Board of Directors the appointment of the independent public accountants of the Company

     - to discuss and review the scope and the fees of the prospective annual audit and to review the results thereof with the Company's independent public accountants

     - review and approve non-audit services of the independent public accountants

     - review compliance with existing major accounting and financial policies of the Company

     -    review the adequacy of the financial organization of the Company

     - review management's procedures and policies relative to the adequacy of the Company's internal accounting controls

Messrs. Young (Chair), Gordon and Howell currently serve on the Audit Committee. During the 1999 fiscal year, the Audit Committee held one (1) meeting.

     The functions of the Compensation Committee are to:

     - review and approve annual salaries and bonuses for all executive officers

     - review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto

     -    administer the Company's stock option plans

Messrs. Howell (Chair) and Gordon currently serve on the Compensation Committee. During the 1999 fiscal year, the Compensation Committee held five
(5) meetings and acted by unanimous consent on three (3) occasions.

     The Board of Directors held four (4) meetings during the fiscal year ended March 31, 1999. Robert L. Growney attended two (2) out of the four (4) Board meetings prior to his resignation in December, 1998. All of the other Directors attended at least seventy-five percent of applicable Board and Committee meetings.

     The Company does not have a nominating committee. Nominations of individuals for election to the Board of Directors of the Company must be received by the Secretary of the Company no later than 60 days prior to a regularly scheduled annual meeting of shareholders or within ten days after receipt of notice of an annual meeting which is held at any other time.

DIRECTORS' COMPENSATION

     Non-employee Directors are entitled to be paid $1,000 for attendance at each committee or Board of Directors meeting attended in person, up to an amount not to exceed $5,000 per Director per year. All Directors are reimbursed for travel expenses incurred in attending meetings of the Board of Directors. Certain Directors are also eligible to receive grants of stock options.

                               EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation awarded, earned or paid by the Company for its fiscal years ended March 31, 1997, 1998 and 1999 to the Company's Chief Executive Officer, the next three most highly compensated executive officers and an individual for whom disclosure would have been required but for the fact that he was not an executive officer at March 31, 1999. These individuals are referred to as the "Named Executive Officers."

                              ----------------------

                             SUMMARY COMPENSATION TABLE

                                                                                 ANNUAL
                                                                            COMPENSATION ($)
                                                                           ------------------       ALL OTHER
                                                                           SALARY    BONUS(1)     COMPENSATION($)
                                                                           -------   --------     ---------------
KENNETH B. KAPLAN................................................   1999   185,000      --             4,411(2)
Chairman, President                                                 1998   185,000      --             6,593(2)
and Chief Executive Officer                                         1997   184,615      --             7,809(2)

M. DENIS CONNAGHAN (3)...........................................   1999   200,000      --               769(4)
Executive Vice President, Chief Operating Officer and Secretary     1998   174,000     9,000          90,600(5)

MARTIN ALLEN (6).................................................   1999   132,272   128,142              --
Managing Director European Operations                               1998   131,776    32,944              --

SHIGIHIRO ISHIBASHI (7)..........................................   1999   195,500      --                --
President and Representative Director, Microware Systems            1998    51,725      --                --
Kabushiki Kaisha

DEREK SOUTH (8)..................................................   1999   123,442    11,582          32,308(9)
Executive Vice President of Sales                                   1998    86,000    35,000              --

---------------------

(1)  Includes bonus and/or sales commissions earned in respective fiscal years.

(2) Other compensation includes 401(k) plan matching contributions, life insurance premiums and personal tax preparation services paid by the Company.

(3) Mr. Connaghan joined the Company on May 19, 1997 and resigned effective July 21, 1999.

(4)  Represents life insurance premiums paid by the Company.

(5)  Represents relocation expenses and associated taxes paid by the Company.

(6) Mr. Allen became an executive officer for reporting purposes on February 17, 1998.

(7) Mr. Ishibashi joined the Company in January 1998 and became an executive officer for reporting purposes on February 17, 1998.

(8) Mr. South joined the Company on August 20, 1997 and resigned from the Company on February 28, 1999.

(9)  Consists of severance payments paid by the Company.

STOCK OPTION PLANS

     1995 PLAN. The Company's 1995 Stock Option Plan (the "1995 Plan") is construed, interpreted and administered by the Compensation Committee. The Compensation Committee has the discretion to determine the individuals to whom options are granted, the number of shares subject to the options, the exercise price of the options (which in the case of Non-Statutory Options (as defined below) may be below fair market value of the Common Stock on the date of grant), the period over which the options become exercisable, the term of the options (including the period after termination of employment during which an option may be exercised) and certain other provisions relating to the options. Under the 1995 Plan, the Compensation Committee may grant options to purchase up to 2,070,000 shares of Common Stock to management, employees and directors of the Company. The 1995 Plan limits the grants to any reporting executive officer to 200,000 option shares in any fiscal year. Shares of Common Stock underlying options that expire unexercised will be available for future option grants under the 1995 Plan. The number of shares available for grant of options under the 1995 Plan and the number of shares included in each outstanding option are subject to adjustment upon recapitalizations, stock splits or other similar events that cause changes in the Common Stock. The Company must retain sufficient authorized but unissued shares of Common Stock to assure itself of its ability to perform its obligations under the 1995 Plan.

     The 1995 Plan provides for the grant of incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options that do not qualify as incentive stock options under Section 422 of the Code ("Non-Statutory Options"). The exercise price of each Incentive Option must be at least equal to the fair market value of the Common Stock on the date the Incentive Option is granted. The exercise price of Non-Statutory Options may be less than the fair market value of the Common Stock on the date the Non-Statutory Option is granted. If an Incentive Option is granted to an employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the exercise price of the Incentive Option must be at least equal to 110% of the fair market value of the Common Stock on the date the Incentive Option is granted.

     Generally, for federal income tax purposes, Non-Statutory Options will not result in any taxable income to the optionee at the time of grant. The optionee will generally realize ordinary income, however, at the time of exercise of the option, in an amount measured by the excess of the fair market value of the optioned shares at the time of exercise over the option price, regardless of whether the option price is paid in cash or shares. Where ordinary income is recognized in connection with the exercise of an option, the Company will be entitled to a deduction in the amount of ordinary income so recognized, provided, among other things, that the Company complied with applicable tax withholding requirements. No income is recognized for federal income tax purposes when an Incentive Option is exercised and no deduction is available to the Company. Incentive Options will be taxed as Non-Statutory Options if shares purchased upon exercise of the Incentive Option are sold within one year after the exercise or within two years after the date the Incentive Option is granted.

     The maximum term of options granted under the 1995 Plan generally will be 10 years, but with respect to an Incentive Option granted to an employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the maximum term of the option will be five years. Subject to that limitation, the Committee has discretion to decide the period over which options may be vested and exercised. In addition, the Committee may specify that an option will terminate prior to the end of its stated term upon termination of employment (which includes for this purpose termination of a consulting relationship in the case of a consultant), disability or death. Options which contain vesting schedules ordinarily will become fully exercisable in the event of disability or death. Options are not transferable, except by will or pursuant to the laws of descent and distribution, and are exercisable only by the option holder during his lifetime or, in the event of disability or death, by the option holder's guardian or legal representative. Option agreements issued under the 1995 Plan may (but need not) provide that the vesting of options will be accelerated upon a "Change in Control" of the Company. A Change in Control is deemed to have occurred if (a) a person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, in one or more transactions, of shares of Common Stock representing 50% or more of the total number of votes that may be cast by all shareholders of the Company voting as a single class, without the approval or consent of the Board of Directors, (b) there is a consolidation or merger of the Company in which the Company is not the surviving corporation or (c) a plan or proposal for the liquidation or dissolution of the Company is adopted.

     1989, 1991 AND 1992 STOCK OPTION PLANS. The Company has established 1989, 1991 and 1992 stock option plans pursuant to which it has granted options to certain employees to purchase shares of Common Stock. As of July 13, 1999, all of the options granted under the 1989 plan had been exercised or had expired. As of July 13, 1999, the 1991 and 1992 plans had outstanding options for 122,000 and 159,100 shares of Common Stock, respectively, at exercise prices of $0.9375 and $1.3125 per share, respectively. All options granted under these plans are Non-Statutory Options and the Company's authority to issue additional options under these plans has terminated. Options granted under the 1991 and 1992 plans expire 10 years from their date of grant and are exercisable in accordance with the terms of individual stock option agreements.

OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR

     The following tables provide certain specified information concerning options granted to, exercised by and held at March 31, 1999 under the 1991, 1992 and 1995 stock option plans, by each Named Executive Officer of the Company.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                                                                                                        POTENTIAL REALIZABLE
                                               % OF TOTAL                                                 VALUE OF ASSUMED
                             NUMBER OF           OPTIONS                                                ANNUAL RATES OF STOCK
                              SHARES            GRANTED TO                                             PRICE APPRECIATION FOR
                            UNDERLYING         EMPLOYEES IN         EXERCISE OR                              OPTION TERM
                              OPTIONS             FISCAL            BASE PRICE          EXPIRATION           -----------
NAME                         GRANTED(#)            YEAR            ($ PER SHARE)           DATE          5%($)           10%($)
----                         ----------            ----            -------------           ----           ----           -----
Kenneth B. Kaplan . .            0                 N/A                  N/A                    N/A         N/A             N/A
M. Denis Connaghan. .         66,000               5.65                5.25                4/15/08     217,912         552,232
Martin Allen. . . . .         25,000               2.14                1.94               12/21/08      30,420          77,167
Martin Allen. . . . .         20,000               1.71                2.56               12/21/08      11,936          49,333
Shigehiro Ishibashi .         25,000               2.14                1.94               12/21/08      30,420          77,167
Shigehiro Ishibashi .         35,000               3.00                2.56               12/21/08      20,888          86,334
Derek South . . . . .         10,000               0.86                5.25               02/28/99         N/A             N/A

                            AGGREGATED OPTION EXERCISES
                   IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                    OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                 SHARES                         MARCH 31, 1999 (#)           MARCH 31, 1999 ($)(*)
                              ACQUIRED ON       VALUE           ------------------           ---------------------
NAME                          EXERCISE (#)   REALIZED ($)  EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                          ------------   ------------  -----------    -------------   -----------    -------------
Kenneth B. Kaplan............      0             N/A                 0                0           N/A              N/A
M. Denis Connaghan...........      0             N/A            40,000          226,000             0                0
Martin Allen.................      0             N/A                 0           45,000           N/A                0
Shigehiro Ishibashi..........      0             N/A                 0           60,000           N/A                0
Derek South..................      0             N/A                 0                0           N/A              N/A

---------------

(*) Calculated on the basis of the fair market value of the underlying securities as of March 31, 1999 of $1.875 per share, minus the aggregate exercise price.


     No compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year was paid or accrued pursuant to a long-term incentive plan during the last fiscal year to any of the persons named in the Summary Compensation Table. The Company does not have employment contracts with any of the persons named in the Summary Compensation Table or any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or average final compensation and years of service.

     In December 1998, the Company offered to grant options to purchase 20,000, 35,000 and 22,500 shares of common stock, respectively, to Messrs. Allen, Ishibashi and Thompson with a new price and revised vesting schedule, in exchange for Messrs. Allen, Ishibashi and Thompson agreeing to the cancellation of their options to purchase 20,000, 35,000 and 22,500 shares of common stock, respectively. The new exercise price is $2.56 per share for all of the new options. The new grants have an expiration date of December 21, 2008.

     The following table includes information concerning the cancellation and reissuance of options held by the Company's executive officers since April 1996, the date of the Company's initial public offering of securities.


                             OPTIONS/SAR REPRICINGS

                                                                                                               LENGTH OF
                                        SECURITIES                                                              ORIGINAL
                                        UNDERLYING                                                            OPTION TERM
                                         NUMBER OF      MARKET PRICE OF     EXERCISE PRICE                    REMAINING AT
                                        OPTIONS/SARs     STOCK AT TIME        AT TIME OF          NEW           DATE OF
                                        REPRICED OR     OF REPRICING OR      REPRICING OR       EXERCISE      REPRICING OR
NAME                       DATE         AMENDED (#)      AMENDMENT ($)       AMENDMENT ($)      PRICE ($)      AMENDMENT
----                       ----         -----------      -------------       -------------      ---------      ---------
Martin Allen ...........  12/21/98          5,000                1.94             7.00              2.56          9 yrs.
Martin Allen ...........  12/21/98          5,000                1.94             6.25              2.56          9 yrs.
Martin Allen ...........  12/21/98         10,000                1.94             5.25              2.56         10 yrs.
Shigehiro Ishibashi ....  12/21/98         25,000                1.94             6.25              2.56         10 yrs.
Shigehiro Ishibashi ....  12/21/98         10,000                1.94             5.25              2.56         10 yrs.
Kent Thompson ..........  12/21/98         12,500                1.94             6.25              2.56          9 yrs.
Kent Thompson ..........  12/21/98         10,000                1.94             7.00              2.56          9 yrs.
Kent R. Kelderman* .....   4/16/98         20,000                5.25            15.50             10.00          8 yrs.

-------------------
*Kent Kelderman resigned from the Company in July 1998.

PROFIT SHARING PLAN

     Effective April 1, 1994, the Company established a 401(k) contributory profit sharing plan for substantially all full-time employees. Under the contributory plan, the Company provides matching cash contributions based on qualified employee contributions, as well as certain other contributions. Contributions to the contributory plan for the fiscal year ended March 31, 1999 were $114,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee was formed in May 1994, and the members currently are Messrs. Howell (Chairman) and Gordon. Affiliates of Messrs. Howell and Gordon each hold more than 5% of the Common Stock. See "Holdings of Shareholders, Directors and Executive Officers." Neither of the members of the Compensation Committee is eligible to receive options under the Company's existing stock option plans.

     No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon a review of the copies of such reports furnished to the Company and written representations from the executive officers and Directors of the Company, the Company believes all Section 16(a) filing requirements were complied with during fiscal 1999.

                                CERTAIN TRANSACTIONS

     During the fiscal year ended March 31, 1999, Microware received total revenues of $2,227,000 under various license and service agreements with Motorola, which holds 1,526,232 shares of Common Stock of the Company and warrants to purchase an additional 1,526,232 shares. The Company also routinely purchases various hardware products from Motorola used in product development.

     The Company believes that all transactions discussed or disclosed above have been, and the Company's Board of Directors has adopted a policy stating that any future transactions with the Company's officers, Directors, affiliates or controlling shareholders will be, on terms which are considered to be no less favorable to the Company than those obtainable in arm's length transactions with unaffiliated third parties.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock during the period from the Company's initial public offering on April 2, 1996 through March 31, 1999, with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer & Data Processing Index over the same period.

     The graph below assumes the investment of $100 in the Company's Common Stock and in each of the other indexes on April 3, 1996, with reinvestment of all dividends.

          COMPARISON OF TOTAL RETURN AMONG MICROWARE SYSTEMS CORPORATION,
       THE NASDAQ COMPOSITE INDEX AND NASDAQ COMPUTER & DATA PROCESSING INDEX

                                                            FISCAL YEAR ENDING
--------------------------------------------------------------------------------------------
                                               04/03/96     03/31/97    03/31/98    03/31/99
--------------------------------------------------------------------------------------------
 Microware Systems Corporation                   100.00        63.75       48.75       18.75
--------------------------------------------------------------------------------------------
 Nasdaq Computer & Data Processing Index         100.00       108.02      188.99      306.91
--------------------------------------------------------------------------------------------
 Nasdaq Composite Index                          100.00       109.62      166.49      223.87
--------------------------------------------------------------------------------------------




                                    [GRAPH]

              COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under those Acts.

     The Compensation Committee of the Board of Directors of the Company is composed of two non-employee Directors, Daniel P. Howell (Chair) and James A. Gordon. The Compensation Committee is responsible for setting and administering the policies that govern the compensation of the Company's executive officers. These policies are based on the premise that the shareholders' interests are best served by recruiting and retaining the most talented people in the industry. The Compensation Committee looks to provide competitive compensation packages that enable the Company to attract key executives, to integrate compensation with the Company's business objectives and to tie an individual executive's compensation with overall Company performance. The Compensation Committee also approves and recommends to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto and administers the Company's stock option plans.

     The Company's compensation package consists of three basic components: base salary, cash bonuses and stock-based incentive compensation.

BASE SALARY

     The base salary paid to the Company's executive officers is established to be in line with other software companies deemed by the Compensation Committee to be of similar size and prospects (the "peer group"), while taking into account the experience and contribution of individual members of management. The Compensation Committees also takes into consideration in setting salaries for existing management the anticipated salary requirements of prospective members of the Company's management team. Individual salary increases during the 1999 fiscal year were based on the performance of the Company and of each individual executive, as observed and recommended by the Company's Chief Executive Officer, and on observed salary levels within the peer group. Salary adjustments for the Company's Chief Executive Officer and other executive officers are subject to the review and approval of the full Board of Directors, based upon the recommendation of the Compensation Committee.

CASH BONUSES

     The Company believes it is important to provide additional cash incentives to executives who make extraordinary contributions to the Company. In determining the amount to be paid as bonuses to various executives during the 1999 fiscal year, the Committee considered the performance of the Company in reaching its revenue and profitability goals, the strategic accomplishments of respective executives critical to the long-term success of the Company, and the recommendations of the Chief Executive Officer.

LONG TERM INCENTIVES

      The Compensation Committee makes option grants after consideration of recommendations made by the Company's Chief Executive Officer. Recommendations for option amounts are based upon relative positions and responsibilities of various officers. The Compensation Committee believes that the long-term nature of the options encourages officers to remain with the Company in order to realize the options' underlying economic value. Also, the Compensation Committee feels it is appropriate to grant options to newly hired officers in order to help them embrace the Company's goal of increasing shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The annual salary and bonus of the Company's Chief Executive Officer are determined in consultation with Mr. Kaplan. In fiscal 1999, Mr. Kaplan received a salary of $185,000 and no cash bonus. These amounts reflect the Committee's philosophy as described above.

     The Compensation Committee regularly evaluates its policies with respect to executive compensation. The Compensation Committee believes that a combination of salary, bonus, and stock options provides a mix of short-and long-term rewards necessary to attract, motivate and retain an excellent management team.

OPTION REPRICINGS

     During the 1999 fiscal year, the Compensation Committee approved the cancellation and reissuance of certain options granted to Messrs. Allen, Ishibashi and Thompson. The decision to replace the options was made in order to ensure that such options remained as an effective incentive to the performance of the grantees. All replacement options were priced at not less than the market price on the effective date of their grant.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986

     The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for the 2000 fiscal year. The Company does not expect cash compensation for the 1999 fiscal year to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

                                       The Compensation Committee

                                       Daniel P. Howell, Chair
                                       James A. Gordon

                   PROPOSAL TO ADOPT THE 1999 STOCK PURCHASE PLAN

     GENERAL. At the Annual Meeting, the shareholders will be asked to approve the adoption of an Employee Stock Purchase Plan (the "Plan") pursuant to which all employees would be eligible to purchase shares of Common Stock, by payroll deduction, at a 15% discount. The following is a summary of the principal provisions of the Plan, but it is not intended to be a complete description of all the terms and provisions of the Plan, a copy of which is attached hereto as Appendix A. On July 28, 1999, the Plan was adopted by the Board of Directors. Although shareholder approval is being sought at this time, the Company's Board of Directors reserves the right to defer implementation of the Plan until a later date, or to decline to implement the Plan. It is proposed that a total of 500,000 shares of Common Stock be reserved for issuance thereunder.

     ADMINISTRATION. The Plan will be administered by the Compensation Committee. The Committee has the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan.

     PURPOSE. The purpose of the Plan is to provide eligible employees of the Company, and of subsidiaries of the Company that have been designated by the Committee as eligible to participate in the Plan (each a "Subsidiary"), with an opportunity to purchase Common Stock through payroll deductions and voluntary cash contributions. The Plan is neither subject to the provisions of ERISA nor qualified under Section 401 of the Code. Payroll deductions and other contributions are accumulated during, and stock is purchased as of the last day of, "Offering Periods". Generally, an "Offering Period" is a three-month period commencing on the first day of a calendar quarter and ending on the last day thereof.

     ELIGIBILITY. All employees of the Company and each Subsidiary are eligible to participate in the Plan, except for employees (i) who are not employed on the first day of the Offering Period or (ii) who, directly or by attribution, own or hold options to purchase Common Stock equaling five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or any subsidiary. Eligible Employees may participate in the Plan beginning on the first day of the first Offering Period which coincides with or which next follows their date of hire by the Company or any Subsidiary and for as long as such person remains an Eligible Employee. An Eligible Employee may not participate in the Plan to the extent that participation would permit the Eligible Employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries in any calendar year in an amount which, in the aggregate, would exceed $25,000 based on the fair market value of such stock.

     Participation in the Plan is voluntary and is dependent upon each Eligible Employee's election to participate (each Eligible Employee electing to participate in the Plan is referred to herein as a "Participant") and his or her determination as to the level of payroll deductions or cash contributions, subject to the Plan limits. Accordingly, future purchases under the Plan are not determinable.

     ENROLLMENT. Each Participant may direct the Company to deduct a specified whole dollar amount of at least $25.00 per payroll period, subject to maximums of $15,000 and 15% of the Participant's eligible compensation.
In addition, each Participant, subject to the aggregate dollar limitation specified in the prior sentence, may elect to make a cash contribution by delivery of good funds to the Company. The Participant may increase or decrease his or her contribution election once per calendar quarter, or may discontinue participation in the Plan at any time. Eligible compensation includes: all compensation reported on IRS Form W-2; any amounts contributed to, or elective deferrals made to , any qualified cash or deferred arrangement under Section 401(k) of the Code maintained by the Company or any subsidiary; and any employee contribution to a plan maintained by the Company or any subsidiary that is intended to meet the requirements of Section 125 of the Code. A Participant who has discontinued participation may participate again in any subsequent calendar quarter. Participants continue to participate in the Plan each quarter on the same basis unless a Participant notifies the Company to the contrary.

     PURCHASE OF COMMON STOCK. All payroll deductions and cash contributions of a Participant during an Offering Period shall be used to purchase Common Stock on the last day of such Offering Period. Each Participant shall be deemed to have been granted a nontransferable option to purchase Common Stock on the first day of the Offering Period and to have exercised on the last day of the Offering Period such option and purchased the number of shares of Common Stock determined by dividing the amount of the Participant's contributions for such Offering Period by the then-current purchase price for such shares. The purchase price shall be eighty-five percent (85%) of the lesser of the fair market value of a share of Common Stock on the first day of the Offering Period or the fair market value of a share of Common Stock or the last day of the Offering Period.

     All Common Stock purchased under the Plan shall be held in an account administered by a custodian. The account will be governed by the terms and conditions of an agreement between the Company and the custodian. Each Participant is the beneficial owner of the Common Stock held in the Participant's account and may elect to withdraw whole shares and have a stock certificate issued to him or her. All cash dividends paid on Common Stock held in a Participant's account shall be invested in Common Stock as additional voluntary cash contributions.

     TERMINATION OF EMPLOYMENT; LEAVE OF ABSENCE. Upon termination of the Participant's employment with the Company and its subsidiaries, all Common Stock credited to such Participant's account and any uninvested cash credited to the Participant pursuant to payroll deductions or cash contributions shall be distributed to the Participant or, in the event of the Participant's death, to his or her estate as soon as practicable. In general, a Participant on a sick leave, military leave of absence or other approved leave of absence will continue to be a Participant in the Plan provided that the leave is not in excess of 90 days.

     AMENDMENT AND TERMINATION OF THE PLAN.  Subject to the provisions of
Section 423 of the Code, the Board of Directors has the power to amend or terminate the Plan in its sole discretion at any time in any respect, except that any amendment may not retroactively impair or otherwise adversely affect the rights of any person to benefits that have already accrued under the Plan. In addition, no amendment may be made without the approval of the shareholders within 12 months of the adoption of the amendment if the amendment would (i) increase the number of shares issued under the Plan, (ii) change the class of employees eligible to participate in the Plan, or (iii) constitute an amendment for which stockholder approval is requested in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

     CERTAIN FEDERAL INCOME TAX INFORMATION. Set forth below is a general summary of certain of the principal federal income tax consequences to the Company and Participants of participation in the Plan. The following discussion is general in nature and is not intended to be a complete analysis of all potential tax consequences to the Company or Participants of participation in the Plan. This discussion is based on the Code as currently in effect.

     The Plan is intended to qualify under Sections 421 and 423 of the Code. Under Section 423 of the Code, a Participant who purchases Common Stock through the Plan will not recognize any income, and the Company will not be entitled to a deduction for tax purposes, at the time of the purchase for the difference between the fair market value of the Common Stock at the time of purchase and the purchase price (i.e. the discount below fair market value). Generally, if the Participant holds the Common Stock for at least two years after the date of purchase, the Participant will include as compensation in the Participant's taxable income at the time of sale or other taxable disposition of the Common Stock the lesser of: (i) the amount by which the fair market value of the Common Stock when purchased exceeds the purchase price (i.e., the discount below fair market value); or (ii) the amount, if any, by which the Common Stock's fair market value at the time of the sale or other taxable disposition exceeds the purchase price. The Participant's tax basis in the Common Stock will be increased by the amount recognized as compensation and any further gain recognized on the sale or other taxable disposition will be treated, under current tax rules, as long-term capital gain. In general, no deduction will be allowed to the Company with respect to any such disposition. However, if the Participant disposes of shares of Common Stock acquired under the Plan within two years after the date of purchase (a "disqualifying disposition"), the Participant will recognize compensation income, and the Company (or one of its Subsidiaries) will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares on the date of purchase over the purchase price (i.e., the discount below fair market value) regardless of the amount received by the Participant in connection with the disqualifying disposition.
 The Participant's tax basis in the shares disposed of will be increased by the amount recognized as compensation and any further gain or loss realized upon the disqualifying disposition will be short-term or long-term capital gain or loss, depending upon the length of time between the purchase and the disqualifying disposition of the shares.

     If an affected Participant's total compensation from the Company (including compensation related to purchase of Common Stock under the Plan) exceeds $1,000,000, such compensation in excess of $1,000,000 may not be deductible by the Company under Section 162(m) on the Code. Affected Participants are generally the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) at the end of the Company's taxable year. Excluded from the calculation of total compensation for this purpose is compensation that is ""performance-based" within the meaning of Section 162(m) of the Code. It is expected that compensation realized upon the purchase of Common Stock under the Plan may not be "performance-based", and, therefore, that such compensation will be deductible in accordance within the limits of
Section 162(m) of the Code.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE 1999 STOCK PURCHASE PLAN.

                              --------------------

                    PROPOSAL TO RATIFY SELECTION OF INDEPENDENT
                            CERTIFIED PUBLIC ACCOUNTANTS

     The firm of KPMG Peat Marwick LLP has audited the books and records of the Company since 1984 and the Board of Directors desires to continue the services of this firm for the current fiscal year ending March 31, 2000. Accordingly, the Board of Directors will recommend at the Meeting that the shareholders ratify the appointment of the firm of KPMG Peat Marwick LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP.

                              --------------------

                                  MISCELLANEOUS

     The Company's 1999 Annual Report to Shareholders is being mailed to shareholders contemporaneously with this Proxy Statement.

COST OF SOLICITATION

     All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

PROPOSALS OF SECURITY HOLDERS

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders under SEC Rule 14a-8 must be made in accordance with the Company's By-laws, and must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than March 31, 2000.

     Notice of shareholder matters intended to be submitted at the next annual meeting outstide the processes of Rule 14a-8 will be considered untimely if not received by the Company by June 14, 2000.

                                       By order of the Board of Directors


                                       GEORGE E. LEONARD
                                       SECRETARY
Date: July 29, 1999

                                     APPENDIX A

                           MICROWARE SYSTEMS CORPORATION
                         1999 EMPLOYEE STOCK PURCHASE PLAN

     1. ESTABLISHMENT OF PLAN. Microware Systems Corporation, an Iowa corporation (the "Company"), proposes to grant options for purchase of the Company's Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this "Plan"). For purposes of this Plan, "Parent Corporation" and "Subsidiary" (collectively "Subsidiaries") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f) respectively of the Internal Revenue Code of 1986, as amended (the "Code"). The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section) and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.

     2. SHARES RESERVED FOR ISSUANCE. A total of 500,000 shares of the Company's Common Stock are reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 15 of this Plan.

     3. PURPOSE. The purpose of this Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the "Board") as eligible to participate in this Plan with a convenient means of acquiring an equity interest in the Company through Cash Contributions (as hereinafter defined) and payroll deductions to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries and to provide an incentive for continued employment.

     4. ADMINISTRATION. This Plan shall be administered by a committee appointed by the Board (the "Committee") consisting of at least two (2) members of the Board, each of whom is a Disinterested Person as defined in Rule 16b-3(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and an "Outside Director" within the meaning of Section 162(m) of the Code. As used in this Plan, references to the "Committee" shall mean either such committee or the Board if no committee has been established. Committee members who are not Disinterested Persons may not vote on any matters affecting the administration of this Plan, but any such member may be counted for determining the existence of a quorum at any meeting of the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Board shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board Committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

     5. ELIGIBILITY. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

          a. Employees who are not employed by the Company or Subsidiaries as of the beginning of such Offering Period;

          b. Employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

     6. OFFERING DATES. The offering periods of this Plan (each an "Offering Period") shall be of three (3) months duration commencing on January 1, April 1, July 1, and October 1 of each year and ending on March 31, June 30, September 30 and December 31 of each year. Each Offering Period shall consist of one (1) three (3) month purchase period (individually, a "Purchase Period") during which payroll deductions of participants are accumulated under this Plan and aggregated with their respective Cash Contributions (as hereinafter defined), if any. The first business day of each Offering Period is referred to as the "Offering Date" The last business day of each Purchase Period is referred to as the "Purchase Date". The Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

     7. PARTICIPATION IN THIS PLAN. Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company's Human Resources Department (the "Human Resources Department") not later than the close of business of the first day of the Offering Period, or such other date specified by the Committee, a Subscription Agreement in a form designated by the Company setting forth payroll deductions and Cash Contributions authorized in Section 10 of this Plan.

     An eligible employee who does not deliver a subscription agreement to the Human Resources Department by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period, unless such employee enrolls in this Plan by filing a subscription agreement with the Human Resources Department not later than the commencement of a subsequent Offering Period or such other date specified by the Committee. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 12 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan. Notwithstanding any provision to the contrary, Cash Contributions will be permitted in any Offering Period.

     8. GRANT OF OPTION ON ENROLLMENT. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee's payroll deduction account during such Purchase Period plus all Cash Contributions by (b) the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date (but in no event less than the par value of a share of the Company's Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company's Common Stock); PROVIDED, HOWEVER, that the number of shares of the Company's Common Stock subject to options granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 11(c) below with respect to the applicable Offering Period, or (b) with respect to any participant, the maximum number of shares which may be purchased pursuant to
Section 11(b) below with respect to the applicable Offering Period. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 9 hereof.

     9. PURCHASE PRICE. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

          a.   The fair market value on the Offering Date; or

          b.   The fair market value on the Purchase Date;

PROVIDED, HOWEVER, that in no event may the purchase price per share of the Company's Common Stock be below the par value per share of the Company's Common Stock. For purposes of this Plan, the term "fair market value" on a given date shall mean the fair market value of the Company's Common Stock as determined by the Board in its sole discretion, exercised in good faith, PROVIDED, HOWEVER, that where there is a public market for the Common Stock, the fair market value per share shall be the average of the last reported bid and asked prices of the Common Stock on the last trading day prior to the date of determination (or the average closing price over the number of consecutive trading days preceding the date of determination as the Board shall deem appropriate), or, in the event the Common Stock is listed on a stock exchange or on any Nasdaq listing, the fair market value per share shall be the closing price on such exchange or quotation system on the last trading date prior to the date of determination (or the average closing price over the number of consecutive trading days preceding the date of determination as the Board shall deem appropriate).

     10. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS, ISSUANCE OF SHARES.

          a. The purchase price of the shares for each respective participant shall be the aggregate of (a) cash contributions of up to $15,000 delivered to the Company during any Offering Period (the "Cash Contributions"); and (b) regular payroll deductions made during each Offering Period. The aggregated amount of the Cash Contributions and accumulated payroll deductions shall not be permitted to exceed $15,000 during any Offering Period or fiscal year. The deductions are made in specified whole dollar amounts with a pay period minimum no less than twenty five dollars ($25.00) not to exceed fifteen percent (15%) of a participant's compensation during any Offering Period or any lower limit set by the Committee. Compensation shall mean all W-2 compensation, including, but not limited to base salary, wages, and overtime; PROVIDED, HOWEVER, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

          b. A participant may lower or increase the rate of payroll deductions during an Offering Period by filing with the Human Resources Department a new authorization for payroll deductions in which case the new rates shall become effective for the next payroll period commencing more than fifteen (15) days after the Human Resources Department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such changes in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any three month period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Human Resources Department a new authorization for payroll deductions not later than the beginning of such Offering Period.

          c. Cash Contributions must be received by the Company in the form of a cashiers check, certified check or wire transfer no later than two business days prior to the end of an Offering Period and no increase will be permitted although (i) one decrease will be permitted and (ii) Cash Contributions, may be withdrawn through withdrawal from the Plan as set forth in Section 12.

          d. All payroll deductions and all Cash Contributions are credited to the respective participant's account established under this Plan and are deposited with the general funds of the Company. No interest accrues on such amounts. All amounts received or held by the Company under this Plan may be used by the Company for any corporate purposes, and the Company shall not be obligated to segregate such amounts.

          e. On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from the Offering Period under this Plan and have all payroll deductions and Cash Contributions, if any, in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole and fractional shares of Common

     Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per share shall be as specified in
     Section 9 of this Plan. As provided in Sections 12 and 13 hereof, no Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

          f. Shares purchased hereunder shall be initially maintained in separate stock accounts for the participants at a brokerage firm, bank or other administrator (the "Administrator") selected by, and pursuant to an arrangement with the Company. The Administrator shall maintain accounts for the benefit of the participants which shall reflect each participant's interest in the shares of Company Stock held by the Administrator for the benefit of each participant. Any participant may elect to have the Company Stock purchased under the Plan on such participant's behalf withdrawn from his or her account and certificates issued directly to the participant.
     Any election under this paragraph shall be on the forms provided by the Committee and shall be issued in accordance with this Section. In the event that Company Stock under the Plan is issued directly to a participant, the Company will deliver to each participant a stock certificate or certificates issued in such participant's name, or the name of the participant and another person designated by the participant as joint tenants with rights of survivorship, for the number of whole shares of Company Stock being withdrawn from the participant's account, as soon as practicable after the participant notifies the Administrator of his or her election to withdraw the shares. Only certificates representing full shares of Company Stock will be issued to a participant under this paragraph. In the event of the complete withdrawal of shares from a participant's account, the participant shall receive that number of full shares in his or her account and cash in lieu of fractional shares. If and to the extent provided by the Committee, for so long as such shares are maintained in accounts, all dividends paid with respect to such shares may be credited to each participant's account and be automatically reinvested in Company Stock as a Cash Contribution. The Committee may provide that transaction fees incurred with respect to dividend reinvestment be paid by either the Company or the participant.

          g. During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under this Plan will be registered in the name of the participant or in the name of the participant and, if so designated, his or her spouse.

     11.  LIMITATIONS ON SHARES TO BE PURCHASED.

          a. No employee shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan.

          b. No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than fifteen (15) days prior to the commencement of any Offering Period, the Board may in its sole discretion, set a maximum number of shares which may be purchased by an employee at any single Purchase Date (hereinafter the "Maximum Share Amount"). Initially, there shall be no Maximum Share Amount. If a Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than five (5) days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.

          c. If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected thereby.

          d. Any payroll deductions and Cash Contributions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

     12.  WITHDRAWAL.

          a. Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Human Resources Department a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

          b. Upon withdrawal from this Plan, the accumulated payroll deductions and the Cash Contributions, if any, shall be returned to the withdrawn participant without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new Subscription Agreement in the same manner as set forth above for initial participation in this Plan.

     13. TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including retirement or death, immediately terminates his or her participation in this Plan. In such event, the payroll deductions and Cash Contributions, if any, credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representatives without interest and the remaining shares credited to the participant's account shall be distributed to the participant in accordance with Section 10f. For purposes of this Section 13, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of a transfer to or from the Company and to or from any Subsidiary that the Board has designated as eligible to participate in this Plan, sick leave, military leave, or any other leave of absence approved by the Board; PROVIDED, that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     14. RETURN OF PAYROLL DEDUCTIONS AND CASH CONTRIBUTIONS. In the event a participant's interest in this Plan is terminated by withdrawal or termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions and Cash Contributions credited to such participant's account. No interest shall accrue on the payroll deductions or Cash Contributions of a participant in this Plan.

     15. CAPITAL CHANGES. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only in the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration" and PROVIDED, FURTHER, that the price per share of Common Stock shall not be reduced below its par value per share. Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under this Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation; PROVIDED that the price per share of Common Stock shall not be reduced below its par value per share.

     16. NONASSIGNABILITY. Neither payroll deductions credited to a participant's account nor Cash Contributions, if any, nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 23 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

     17. REPORTS. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period and promptly following any other transaction or activity on the account a report of his or her account setting forth (i) the Cash Contributions, if any; (ii) the total payroll deductions accumulated;
(iii) the number of shares purchased; (iv) the per share price thereof and
(v) the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

     18. NOTICE OF DISPOSITION. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the "Notice Period"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares.
 The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

     19. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

     20. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with
Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Board, be revised to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan.

     21. NOTICES. All notices or other communications by a participant under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or other person, designated by the Company for the receipt thereof.

     22. TERMS; STOCKHOLDER APPROVAL. After this Plan is adopted by the Board, this Plan will become effective on the date that is the first commencement of an Offering Period (as defined above). This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. Thereafter, no later than twelve (12) months after the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 with respect to stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of the Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

     23.  DESIGNATION OF BENEFICIARY.

          a. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under this Plan in the event of such participant's death prior to a Purchase Date.

          b. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     24. CONDITIONS UPON ISSUANCE OF SHARES; SECURITIES LAW LIMITATIONS ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities law and regulations and the requirements of any stock exchange or automated quotation system upon which the shares may than be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     25. APPLICABLE LAW. Except to the extent governed by federal law, the Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Iowa.

     26. AMENDMENTS OR TERMINATION OF THIS PLAN. The Board may, at any time, amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendments make any change in an option previously granted which would adversely affect the right of any participant, nor may an amendment be made without approval of the stockholders of the Company obtained in accordance with Section 22 hereof within twelve (12) months of the adoption of such amendment (or earlier if required by Section 22) if such amendment would:

          a.   Increase the number of shares that may be issued under this Plan;

          b. Change the designation of the employees (or class of employees) eligible for participation in this Plan; or

          c. Constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

     ADOPTED BY the Company on the _____ day of _____, 1999, to be effective as of ______________, _____.


MICROWARE SYSTEMS CORPORATION



By:  _________________________________
Its: __________________________________

                         MICROWARE SYSTEMS CORPORATION
                              1500 NW 118TH STREET
                             DES MOINES, IOWA 50325

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Kenneth B. Kaplan and George E. Leonard, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 1999 Annual Meeting of Shareholders of Microware Systems Corporation (the "Company") to be held at the Four Points Hotel Sheraton, 11040 Hickman Road, Clive, Iowa, at 10:00 a.m. local time, on Tuesday, September 14, 1999, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

1.      ELECTION OF DIRECTORS

        / /  FOR THE NOMINEES LISTED BELOW (UNLESS NAME OF NOMINEE        / /  WITHHOLD AUTHORITY
        IS CROSSED OUT)

                            Kenneth B. Kaplan        Martin Allen        Daniel P. Howell

2.      PROPOSAL TO ADOPT THE COMPANY'S 1999 STOCK PURCHASE PLAN          / / FOR       / / AGAINST        / / ABSTAIN

3.      PROPOSAL TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS      / / FOR       / / AGAINST        / / ABSTAIN
        INDEPENDENT PUBLIC ACCOUNTANTS

4.      IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (which the Board of
        Directors does not know of as of July 29, 1999).

        Management recommends your vote FOR all proposals.

        THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE
                               SIDE AND RETURN PROMPTLY.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR THE ADOPTION OF THE COMPANY'S 1999 STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS, AND WILL CONFER THE AUTHORITY IN PARAGRAPH 4.

         Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated July 29, 1999, as well as a copy of the 1999 Annual Report.

                                    Dated: -------------------------------, 1999

                                           -------------------------------------

                                           -------------------------------------
                                             (Signature(s) of stockholder(s))

                                           When signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give title. Each joint owner
                                           is requested to sign. If a
                                           corporation or partnership, please
                                           sign by an authorized officer or
                                           partner. Please sign in the same
                                           manner as your certificate(s) is
                                           (are) registered.

                                              PLEASE COMPLETE, DATE, SIGN AND
                                             RETURN THIS PROXY IN THE ENVELOPE
                                                         PROVIDED.